UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Act of 1934

Date of Report (Date of earliest event reported) – September 15, 2004

IMCOR PHARMACEUTICAL CO.

(Exact name as specified in its charter)

NEVADA	0-23553	62-1742885
(State or other jurisdiction of Incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

6175 Lusk Boulevard San Diego, CA	92121
(Address of principal executive offices)	(Zip Code)

(858) 410-5601
(Registrants’ telephone number, including area code)

Photogen Technologies, Inc.
(Former name or former address, if changed since last report)

Item 8.01.      OTHER EVENTS

At the current rate of spending, the Company expects to exhaust its capital by October 31, 2004. The Company is exploring a variety of options, including reducing expenses, obtaining additional capital, or selling or licensing its assets. The Company cannot provide assurances that it will be able to implement any one of these options or that, if implemented, the option would be successful.

SIGNATURES

In accordance with the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed by the undersigned hereunto duly authorized.

IMCOR Pharmaceutical Co.

By: /s/ Taffy J. Williams
Taffy J. Williams, Ph.D.
President and Chief Financial Officer

Dated:  September 15, 2004